UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 12/18/2014

FRONTIER BEVERAGE COMPANY INC
(Exact name of registrant as specified in its charter)

Wyoming	000-52297	06-1678089
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

1621 Central Ave Cheyenne, WY (Address of principal executive offices)	82001 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events

Effective at the open of the market on December 23, 2014, the company name will be changed to FBEC Worldwide, Inc. and a reverse split of 1:1,000 will be effective.  The trading symbol will remain FBEC.

The name change and reverse stock split was approved by FINRA on December 17, 2014 subject to the filing of this 8-K. The name change and reverse split was approved by consent of  66.67%  of the shareholders votes capable of voting on the corporate action and was then approved by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER BEVERAGE COMPANY INC

Date: December 18, 2014	/s/ Ian Hobday
Ian Hobday
President